Exhibit 2.	Plan of Acquisition, Reorganization,
                Arrangement, Liquidation or Succession.


Asset Purchase Agreement, dated as of April 6, 1998, between TrizecHahn Centers
  Inc., and The Rouse Company and Westfield America, Inc., is incorporated by reference from the Company's Current Report on Form 8-K filed August 13, 1998.